UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2014

Horizon Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35238	27-2179987
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

520 Lake Cook Road, Suite 520, Deerfield, Illinois 60015

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (224) 383-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

We have been verbally notified that in August 2014, two pharmacy benefit managers (“PBMs”), CVS Caremark (“Caremark”) and Express Scripts, Inc. (“ESI”), expect to announce DUEXIS® and VIMOVO® will no longer be on their formularies and will be placed on their exclusion lists effective January 1, 2015.

As a change in Caremark and ESI formulary status would not take effect until 2015, we do not expect this potential action to impact our financial guidance of $270-280 million for net revenues and $80-90 million for adjusted EBITDA for fiscal 2014 as provided in our first quarter earnings press release dated May 9, 2014.

In response to potentially being placed on Caremark’s and ESI’s exclusion lists, as we have with any other payor exclusion list, we will immediately accelerate our patient and physician focused commercial model to focus prescriptions through other channels such as our Prescriptions Made Easy (“PME”) program, continue working with many of the more than 60 other PBMs and evaluate price increases. We estimate approximately 20%-30% of DUEXIS and VIMOVO prescriptions could be impacted by the potential actions by Caremark and ESI. In the future, if additional healthcare plans adopt the Caremark or ESI exclusion lists or otherwise exclude DUEXIS or VIMOVO from the formularies they use, which they are not required to do, there could possibly be additional DUEXIS and VIMOVO prescriptions affected. We believe our strategy can allow us to mitigate the effect of this event on the DUEXIS and VIMOVO business and can enable further growth in the revenue of DUEXIS and VIMOVO from current levels, particularly given our relatively nominal share of the NSAID market.

We expect to provide fiscal 2015 financial guidance in the fourth quarter, which will incorporate the effects, if any, of the potential actions by Caremark and ESI.

Forward-Looking Statements

This report contains forward-looking statements, including statements regarding Caremark’s and ESI’s potential placement of DUEXIS and VIMOVO on their exclusion lists, the potential impact of this action on Horizon’s operating and financial results, Horizon’s planned adjustments in its commercial model, the effect of Horizon’s strategy in response to this action, potential growth of DUEXIS and VIMOVO revenues, and expected timing for providing 2015 financial guidance. These forward-looking statements are based on management’s expectations and assumptions as of the date of this report, and actual results may differ materially from those in these forward-looking statements as a result of various factors. These factors include, but are not limited to, risks regarding Horizon’s ability to commercialize products successfully, whether Horizon’s commercial strategy will be able to overcome any loss of prescriptions resulting from DUEXIS and VIMOVO being placed on exclusion lists, whether Horizon’s products continue to be included on other formularies, Horizon’s ability to comply with post-approval regulatory requirements and Horizon’s ability to enforce its intellectual property rights to its products. For a further description of these and other risks facing the Company, please see the risk factors described in the Company’s filings with the United States Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in those filings. Forward-looking statements speak only as of the date of this report and the Company undertakes no obligation to update or revise these statements, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2014	Horizon Pharma, Inc.

	By:	/s/ Robert J. De Vaere
Robert J. De Vaere
Executive Vice President and Chief Financial Officer